UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2012

Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

(610) 249-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 31, 2012, the Gardner Denver, Inc. (the “Company”) Board of Directors authorized management to finalize and launch a broad restructuring program designed to optimize the Company’s global manufacturing footprint. On August 16, 2012, the Company announced the launch of the restructuring program. The program involves reducing the number of manufacturing facilities and associated headcount. The program will enable the Company to better serve customers and expand margins primarily in the Company’s Industrial Products Group in Europe. The program is expected to be implemented over the next several months and continue until 2015. The Company will involve local stakeholders, including relevant employee representatives, in each impacted country in compliance with local practices and requirements.

Under the program, the Company expects to incur severance costs and other employment related benefits in the range of $60 to $65 million and other costs in the range of $15 to $20 million. Total cash charges are expected to be in the range of $75 to $85 million. Non-cash charges, primarily related to fixed assets, are expected to be in the range of $10 to $15 million. The Company expects to amend this Current Report on Form 8-K as necessary.

In addition, in the first quarter of 2012 the Company disclosed plans to reduce global headcount generally. This reduction in force will be incorporated as a component of the restructuring program discussed above and, therefore, estimated ranges of the costs of the reduction in force are included in the cost projections above. Employee notifications in connection with the reduction in force are ongoing with the final tranche of employee notifications expected to be completed in the fourth quarter of 2012.

This Current Report on Form 8-K contains forward-looking statements regarding expectations about the Company’s recently announced restructuring program, including expected costs and timing, expected employment changes, future cost reductions and expected savings. In addition, there are forward-looking statements about other restructuring activities and related expected efficiencies. Factors that could affect these forward-looking statements include but are not limited to: potential delays or failure to implement specific initiatives within the restructuring program; technical difficulties in relocating and reorganizing manufacturing operations; a reduction in demand for the Company’s products; fluctuations in currency exchange rates; failure to achieve expected organizational efficiencies; unanticipated additional hiring that may reduce organizational efficiencies; failures, delays or other problems arising from the negotiations with the works councils or trade unions (including possible work stoppages); and failures, delays or other problems arising from regulatory or judicial review of the activities related to the general restructuring program or any current or future initiatives within the program. Please also refer to the Company’s Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for other risk factors in the Company’s business. Such forward-looking statements speak only as of the date of this Report. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Item 7.01 Regulation FD Disclosure.

On August 16, 2012, the Company issued a press release announcing the launch of the restructuring program described in Item 2.05 above and confirming previous earnings guidance for the fiscal year ending December 31, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Gardner Denver, Inc. Press Release dated August 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: August 16, 2012	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Gardner Denver, Inc. Press Release dated August 16, 2012